UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017

ENABLE MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	1-36413	72-1252419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Leadership Square

211 North Robinson Avenue

Suite 150

Oklahoma City, Oklahoma 73102

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (405) 525-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 6, 2017, Enable Midstream Partners, LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) for the public offering of $700,000,000 aggregate principal amount of its 4.400% Senior Notes due 2027 (the “Notes”), at a price to the public of 99.615% of their face value. The offering closed on March 9, 2017.

The offering of the Notes was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Partnership’s Registration Statement on Form S-3 (Registration No. 333-204002), as amended, and to the prospectus dated May 8, 2015, as supplemented by the prospectus supplement dated March 6, 2017 (the “Prospectus Supplement”).

The Underwriting Agreement contains customary representations and warranties of the parties as well as indemnification and contribution provisions under which the Partnership, on one hand, and the underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The Partnership intends to use the net proceeds from this offering for general partnership purposes, including to repay amounts outstanding under its revolving credit facility.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed herewith as Exhibit 1.1 to this report and is incorporated by reference herein.

As more fully described under the caption “Underwriting” in the Prospectus Supplement, the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Partnership, for which they received or will receive customary fees and reimbursement of expenses. Affiliates of certain of the underwriters are lenders, and in some case agents or managers for the lenders, under our revolving credit facility and, as a result, will receive a portion of the net proceeds of this offering. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

Second Supplemental Indenture for 4.400% Senior Notes due 2027

The Notes are to be issued pursuant to the Indenture (the “Base Indenture”) dated May 27, 2014 by and between the Partnership, on one hand, and U.S. Bank National Association as trustee (the “Trustee”) on the other, as supplemented by the Second Supplemental Indenture thereto, dated March 9, 2017 (as so supplemented, the “Indenture”). The Indenture contains covenants that limit the Partnership’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of the Partnership’s assets.

The descriptions of the Notes and the Indenture are included in the Prospectus Supplement and are incorporated herein by reference. The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, copies of which are filed herewith as Exhibits 4.1 and 4.2 to this report and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes, the Indenture and the Underwriting Agreement is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated March 6, 2017, among the Partnership and Citigroup Global Markets Inc., MUFG Securities Americas Inc. and RBC Capital Markets, LLC as representatives of the several underwriters named in Schedule I thereto.

4.1	Indenture, dated as of May 27, 2014, between the Partnership and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Partnership filed on May 29, 2014).

4.2	Second Supplemental Indenture, to be dated as of March 9, 2017, between the Partnership and U.S. Bank National Association, as trustee.

4.3	Form of 4.400% Senior Note due 2027 (included in Exhibit 4.2).

5.1	Opinion of Baker Botts L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENABLE MIDSTREAM PARTNERS, LP

By:	Enable GP LLC,
its general partner

By:	/s/ J. Brent Hagy
J. Brent Hagy
Vice President, Deputy General Counsel, Secretary and Chief Ethics & Compliance Officer

Date: March 9, 2017

INDEX TO EXHIBITS

1.1	Underwriting Agreement dated March 6, 2017, among the Partnership and Citigroup Global Markets Inc., MUFG Securities Americas Inc. and RBC Capital Markets, LLC as representatives of the several underwriters named in Schedule I thereto.

4.1	Indenture, dated as of May 27, 2014, between the Partnership and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Partnership filed on May 29, 2014).

4.2	Second Supplemental Indenture, to be dated as of March 9, 2017, between the Partnership and U.S. Bank National Association, as trustee.

4.3	Form of 4.400% Senior Note due 2027 (included in Exhibit 4.2).

5.1	Opinion of Baker Botts L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

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